UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 30, 2008, the Board of Directors of Standex International Corporation (the “Company”) determined that it was in the best interests of the Company to provide its current directors and executive officers with certain indemnification rights and privileges in connection with their service as Directors and/or executive officers in order to attract and retain the most qualified individuals to serve on the Board and in an executive capacity for the Company and unanimously approved a form of indemnification agreement for its Directors and executive officers.  The indemnification agreement replaces old indemnification agreements which were in place for officers and directors and supplements the existing indemnifications provided to the members of the Board of Directors and to executive officers for actions taken as a director or executive officer in good faith to the extent permitted under the Certificate of Incorporation and By-Laws of the Company, the General Corporation Law of Delaware and other applicable laws.  The agreement provides for indemnification of actual costs, expenses and amounts paid in defense to the extent the Indemnitee is successful on the merits in any actions asserted against a director or executive officer relating to his or her service on the Board and to the Company, to the fullest extent permitted by law, subject to the terms and conditions provided in the agreement.  The Company intends to provide an indemnification agreement in this form to each current and each new director and executive officer that is or may be elected or appointed by or to the Board of Directors.

The foregoing description should be read in conjunction with, and is qualified in its entirety by reference to, the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 30, 2008, the Board of Directors of the Company voted to amend and restate the By-Laws of the Company effective May 1, 2008.  Following is a summary of the material changes to the Company’s By-Laws contained in the amended and restated By-Laws:

•

Notices to stockholders or directors have been modernized to allow for electronic delivery where permissible under Delaware law;

•

Stockholders are now required to notify the Secretary of the Company of any director nominations or other business to be brought at a stockholder meeting at least 90 calendar days but not more than 120 calendar days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting or if the meeting date has changed by more than 30 calendar days or is delayed more than 90 calendar days from the date of the prior year’s annual meeting, the notice from the shareholder must be received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the annual meeting is first made.  The notice must provide (a) specified information about the moving stockholder(s), (b) specified information about the nominee or proposal, (c) comply with specified procedural requirements, and (d) comply with all applicable requirements of the Securities Exchange Act of 1934;

•

Certain general provisions regarding the presiding officer’s authority to establish procedures and rules at the annual meeting have been memorialized;

•

A new section provides that no business shall be acted upon at an annual meeting of stockholders unless stated, filed and received in accordance with the provisions for notice of business requirements contained in the By-Laws including the requirement that a stockholder or a qualified representative of the stockholder appear in person to present a nomination or other business at the annual meeting;

•

Requirement that regular meetings of the Board of Directors are to be held with reasonable notice to the Board of Directors;

•

Clarification of the Board’s authority to appoint any executive vice president to perform the duties of the chief executive officer or president in the absence or disability of the chief executive officer or president;

•

Indemnification provisions for officers and directors have been amended to include indemnities to the fullest extent permitted under the General Corporation Law of Delaware including provisions for (a) prepayment of expenses, (b) the right of the covered officer or director to bring suit to enforce such indemnifications, (c) the ability of the Company to maintain insurance, (d) the right of the Company to reduce any amounts it is obligated to pay from other sources for indemnification, and (e) a provision providing that any repeal or modification of the indemnification rights shall be prospective in application and not retroactive;

•

Removal of a report provision requiring the Board of Directors to present a statement of the business and condition of the Company to the stockholders at each annual and special meeting of stockholders when called for by a vote of the stockholders; and

•

Changes to the provision relating to the votes required to amend the By-Laws specifying that the affirmative vote of the holders of at least 80% of the issued and outstanding shares of stock of the Company or two-thirds of the directors in office as required to alter, amend, supplement or repeal the By-Laws.

The foregoing summary is qualified in its entirety by reference to the Company’s amended and restated By-Laws which is attached as Exhibit 3(b) and incorporated herein by this reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.

Description

3(b)

By-Laws of Registrant, as amended and restated

10.1

Form of Indemnification Agreement for Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/Roger L. Fix
Roger L. Fix Chief Executive Officer

Date: May 5, 2008

Signing on behalf of the registrant and as principal executive officer